Exhibit 10.6

REMARKETING AND INTEREST SERVICES AGREEMENT

This REMARKETING AND INTEREST SERVICES AGREEMENT, dated as of September 1, 2005 (the “Remarketing Agreement”), by and between TEMPUR PRODUCTION USA, INC., a Virginia corporation (the “Company”), and BANC OF AMERICA SECURITIES LLC, a Delaware limited liability company, as remarketing agent (the “Remarketing Agent”);

W I T N E S S E T H:

WHEREAS, Bernalillo County, New Mexico, a political subdivision of the State of New Mexico (the “Issuer”), has authorized the issuance and sale of its Taxable Variable Rate Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Series 2005A, in the initial aggregate principal amount of $53,925,000 (the “Initial Series 2005A Bonds”), pursuant to the provisions of a Trust Indenture, dated as of the date hereof (the “Indenture”), by and between the Issuer and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), in order, among other things, to finance the acquisition and construction of a manufacturing facility (the “Project”) to be leased by the Issuer to the Company pursuant to the provisions of a Lease Agreement dated as of the date hereof (the “Lease Agreement”) between the Issuer and the Company and used by the Company in the manufacture of mattresses and neck pillows; and

WHEREAS, contemporaneously with the issuance of the Initial Series 2005A Bonds, Bank of America, N.A. (the “Bank”) will issue its irrevocable Letter of Credit (the “Letter of Credit”) in favor of the Trustee, for the account of the Company, obligating the Bank to pay to the Trustee, in accordance with the terms thereof, upon presentation of drafts and certificates as required therein, certain amounts specified therein for payment of the principal or purchase price of and interest on the Initial Series 2005A Bonds; and

WHEREAS, the Indenture permits the issuance by the Issuer of additional Taxable Variable Rate Industrial Revenue Bonds (Tempur Production USA, Inc. Project) Series 2005A (the “Additional Series 2005A Bonds”) from time to time bearing interest at the same rates and repayable on the same dates as the Initial Series 2005A Bonds and otherwise on a parity with the Initial Series 2005A Bonds as to security and right to payment from draws on the Letter of Credit, as amended in connection with the issuance of such Additional Series 2005A Bonds (the Initial Series 2005A Bonds and any Additional Series 2005A Bonds sold pursuant to the terms of the Bond Purchase Agreement (as hereinafter defined) being hereinafter referred to together as the “Series 2005A Bonds”) to finance additional costs of the Project leased to the Company, provided that the aggregate principal amount of the Series 2005A Bonds that may be issued under the Indenture shall not exceed $75,000,000; and

WHEREAS, Banc of America Securities LLC, acting in its capacity as Underwriter (the “Underwriter”), has agreed to purchase all of the Initial Series 2005A Bonds on their date of issuance (the “Date of Issuance”) and, subject to compliance with certain conditions, all Additional Series 2005A Bonds issued by no later than May 1, 2007 on their respective dates of issuance (each such date being hereinafter referred to as a “Closing Date”) pursuant to the terms of a Bond Purchase Agreement dated October 26, 2005 (the “Bond Purchase Agreement”) among the Underwriter, the Issuer and the Company; and

WHEREAS, the Series 2005A Bonds are subject to both optional and mandatory tender for purchase by the holders thereof and to remarketing, all as provided in the Indenture; and

WHEREAS, the Series 2005A Bonds are more fully described in the Official Statement dated October 20, 2005 (together with all amendments, modifications and supplements thereto, collectively the “Official Statement”) prepared in connection with the purchase and sale of the Initial Series 2005A Bonds; and

WHEREAS, the Company, with the approval of the Issuer, has requested that the Remarketing Agent act as remarketing agent under the Indenture to perform certain services as provided herein and in accordance with the Indenture after the Series 2005A Bonds have been purchased by the Underwriter on the Date of Issuance and each subsequent Closing Date, including, without limitation, the remarketing of Series 2005A Bonds tendered for purchase as the designee of the Company and the setting of the interest rate on the Series 2005A Bonds as the designee of the Company and the Issuer, and the Remarketing Agent is willing to accept such appointment and perform such services on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the covenants herein made, and upon the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms used herein and not otherwise herein defined shall have the meanings ascribed to them in the Indenture.

Section 2. Appointment of Remarketing Agent. Pursuant to the Indenture and this Remarketing Agreement, Banc of America Securities LLC is hereby appointed as the Remarketing Agent with respect to the Series 2005A Bonds, and Banc of America Securities LLC hereby accepts such appointment, with such duties as described herein and in the Indenture. Unless this Remarketing Agreement has been previously terminated pursuant to the terms hereof and subject to Section 6(b) below, Banc of America Securities LLC shall act as exclusive Remarketing Agent with respect to the offer and sale of the Series 2005A Bonds in the secondary market on the terms and conditions herein and in the Indenture contained at all times.

Section 3. Remarketing of Series 2005A Bonds.

(a) The Remarketing Agent hereby agrees to perform the duties and obligations, and only such duties and obligations, as are expressly imposed upon it as Remarketing Agent herein and under the Indenture and, except as otherwise provided in and subject to the limitations set forth in the Indenture, agrees to use its reasonable best efforts to remarket the Series 2005A Bonds as set forth in the Indenture, as agent and not as principal, to investors, each of which is an institutional investor or other entity or person which the Remarketing Agent has reason to believe to be accustomed to purchasing debt securities in a minimum denomination of $100,000. The Remarketing Agent acknowledges that the Series 2005A Bonds have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities commission in reliance on exemptions from such registration and covenants and agrees in performing its duties hereunder to comply in all respects with, and to take no actions which would contravene, the 1933 Act or the Blue Sky laws of any state.

It is understood and agreed upon by the parties hereto that the Remarketing Agent is not acting as principal insofar as the purchase of Series 2005A Bonds is concerned, and is only obligated to use its reasonable best efforts to remarket the Series 2005A Bonds. The Remarketing Agent is not and shall not be deemed to be acting as an underwriter for the Series 2005A Bonds and is in no way obligated hereunder to advance its own funds to purchase the Series 2005A Bonds. The foregoing shall in no way be deemed to limit the responsibilities and obligations of the Bank to advance funds under the Letter of Credit pursuant to the terms thereof.

(b) The Remarketing Agent shall have no duty to act hereunder to the extent the Remarketing Agent is not required to perform its obligations under the Indenture and shall have no duty to act under the Indenture to the extent it is not required to perform its obligations hereunder. The Remarketing Agent may for its own account or as broker or agent for others deal in Series 2005A Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such. The Remarketing Agent may execute and perform any of its duties hereunder or under the Indenture through agents, attorneys, employees or co-remarketing agents and shall not be responsible for the misconduct or negligence of any agent, attorney, employee or co-remarketing agent appointed with due care.

(c) The Remarketing Agent shall not be required to remarket any Series 2005A Bonds if, subsequent to their date of issuance:

(i) Any representation of the Issuer made in the Bond Purchase Agreement, or representation or warranty of the Company, made or incorporated by reference herein shall prove to have been untrue, incorrect, incomplete or misleading in any material respect and, in the reasonable opinion of the Remarketing Agent, the marketability of the Series 2005A Bonds is materially and adversely affected thereby;

(ii) A default by the Company in the observance or performance of any covenant or agreement contained in Section 5 or Section 11 of this Remarketing Agreement shall have occurred and be continuing;

(iii) A default by the Company in the observance or performance of any material covenant or agreement contained in this Remarketing Agreement (other than those specified in Section 3(c)(ii) above) shall have occurred and be continuing and, in the reasonable opinion of the Remarketing Agent, the marketability of the Series 2005A Bonds is materially and adversely affected thereby;

(iv) Any legislation, ordinance, rule or regulation shall have been enacted by any governmental body, department or agency of the State of New Mexico or any decision by any court of competent jurisdiction within the State of New Mexico shall have been rendered that in the reasonable opinion of the Remarketing Agent materially and adversely affects the marketability of the Series 2005A Bonds;

(v) Any legislation shall have been enacted, any decision by a court of the United States shall have been rendered or any stop order, ruling, regulation or official statement by or on behalf of the Securities and Exchange Commission or other governmental agency shall have been made to the effect that the Series 2005A Bonds or the Indenture are not exempt from registration, qualification or other requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended or other federal securities laws;

(vi) Any legislation shall have been enacted, any decision by a court of the United States shall have been rendered or any ruling, regulation or official statement by or on behalf of, the Comptroller of the Currency or the Federal Reserve Board or other governmental agency shall have been made that would render the Remarketing Agent’s activities hereunder illegal or subject it to registration or licensing to which it is not now subject;

(vii) Any event shall have occurred or condition shall exist (including without limitation insufficient coverage under the Letter of Credit of principal, purchase price or interest payable on the Series 2005A Bonds while in any particular Interest Rate mode as may be required by the Indenture, any material adverse change in the financial condition of the Bank, the expiration of the Letter of Credit or the issuance of a Substitute Letter of Credit) that, in the reasonable opinion of the Remarketing Agent, materially and adversely affects the marketability of the Series 2005A Bonds or the liquidity or security therefor;

(viii) Any event shall have occurred, or information shall have become known which, in the reasonable judgment of the Remarketing Agent, makes untrue in any material adverse respect any statement or information contained in the Official Statement, or has the effect that the Official Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; or

(ix) In the reasonable opinion of the Remarketing Agent the marketability of the Series 2005A Bonds has been affected because (A) additional material restrictions not in force as of their date of issuance shall have been imposed upon trading in securities generally by any governmental authority or by a national securities exchange, (B) any Event of Default exists under the Indenture, (C) a general banking moratorium shall have been established by federal or New Mexico authorities, or (D) war or an outbreak of hostilities or other national or international calamity or crisis shall have occurred or escalated to such a magnitude as in the reasonable opinion of the Remarketing Agent to have a materially adverse effect on the marketability of the Series 2005A Bonds.

Section 4. Determination of Interest Rates. The Remarketing Agent shall determine the Interest Rate on the Series 2005A Bonds in accordance with, and shall provide notice thereof to the parties in the manner and at the times set forth in, Section 2.02 of the Indenture.

Section 5. Remarketing Agent Compensation. While the Series 2005A Bonds bear interest at the Weekly Rate or a Flexible Rate, the Company shall pay the Remarketing Agent on the first day of each January, April, July and October, commencing January 1, 2006, and on the date of the occurrence of any of the events referred to in clause (b) of the next sentence, for services rendered by the Remarketing Agent under the Indenture and hereunder during the immediately preceding up to three-month period, a remarketing fee equal to one-tenth of one percent (0.1%) per annum of the average aggregate principal amount of Series 2005A Bonds outstanding during the period for which such fee is payable based on the actual number of days in the period for which such fee is payable over a 365 or 366-day year, as the case may be. The remarketing fee shall be pro-rated (a) for the period from the Date of Issuance through December 31, 2005, and (b) for any period of less than three months from the most recent quarterly payment date to which the fee has been paid during which (i) the Remarketing Agent resigns or is removed or (ii) all of the Series 2005A Bonds are redeemed in full, based upon the number of days during such period that any of the Series 2005A Bonds were outstanding or the Remarketing Agent was serving hereunder, as the case may be. The Remarketing Agent reserves the right periodically to review and possibly revise the remarketing fee payable by the Company hereunder based on prevailing market conditions related to the remarketing of the Series 2005A Bonds and other comparable securities; provided that any such revised remarketing fee shall not be payable by the Company unless agreed to in writing by the Company and the Remarketing Agent. The Company also agrees to pay or reimburse the Remarketing Agent for all reasonable out-of-pocket costs and expenses incurred by it in connection herewith, including, without limitation, reasonable fees and disbursements of counsel to the Remarketing Agent.

Section 6. Resignation or Removal of Remarketing Agent.

(a) The Remarketing Agent may resign and be discharged of its duties and obligations hereunder and under the Indenture and may be removed of all or a portion of its duties and obligations hereunder and under the Indenture in the manner and at the times specified in Section 9.12 of the Indenture. Upon the resignation or removal of the Remarketing Agent, the Company shall cause a successor Remarketing Agent to be appointed in accordance with Section 9.12 of the Indenture.

(b) Notwithstanding the foregoing, with prior written notice to (but without the consent of) the Issuer, the Company, the Trustee, the Fiscal Agent, the Bank and the Bondholders, the Remarketing Agent may assign or transfer any or all of its rights and obligations as remarketing agent hereunder and under the Indenture to any other direct or indirect wholly-owned subsidiary of Bank of America Corporation so long as such subsidiary meets the qualifications for a Remarketing Agent set forth in the Indenture and is otherwise permitted to perform such obligations under all applicable federal and state banking and securities laws, rules and regulations.

Section 7. Reserved.

Section 8. Representations and Warranties of the Company. The Company represents and warrants to the Remarketing Agent that each of the representations and warranties of the Company contained in the Bond Purchase Agreement, the Lease Agreement and the Credit Agreement is true and correct as of the date hereof and is hereby made to the Remarketing Agent as if set forth herein, and the Company is in compliance with all terms, covenants and conditions of the Bond Purchase Agreement and each other agreement or document relating to the Series 2005A Bonds to which it is a party.

Section 9. Disclosure Covenants.

(a) In the event that the Remarketing Agent, in connection with the remarketing of the Series 2005A Bonds, is required to comply with Rule 15c2-12, as amended (the “Rule”), of the Securities and Exchange Commission, the Company agrees to take all actions as are necessary at that time to comply with the provisions of the Rule.

(b) The Company hereby approves the use and distribution of the Official Statement (including any amendments, modifications and supplements thereto) and all exhibits and appendices thereto and documents incorporated therein by reference and all other documents provided by the Company to the Remarketing Agent for use in the remarketing of the Series 2005A Bonds. The Company agrees to cause the Remarketing Agent to be furnished with as many copies of the Official Statement and all exhibits and appendices thereto and documents incorporated by reference therein as the Remarketing Agent may reasonably request and the Company agrees to furnish the Remarketing Agent with such other information as the Company deems necessary or as the Remarketing Agent may reasonably request from time to time in connection with the remarketing of the Series 2005A Bonds in accordance with the terms hereof. If at any time during the term of this Remarketing Agreement any event or condition known to the Company relating to or affecting the Company, the use of proceeds of the Series 2005A Bonds, the Project or the Series 2005A Bonds or any document or agreement related to the Series 2005A Bonds or executed in connection with the issuance or original purchase and sale thereof shall occur which might affect the accuracy or completeness of any statement of a material fact contained in the Official Statement or any exhibit or appendix thereto or document incorporated by reference therein or any other materials or information furnished by the Company to the Remarketing Agent in connection with the remarketing or sale of any Bond hereunder, the Company (i) shall promptly notify the Remarketing Agent in writing of the circumstances and details of such event or condition, and (ii) shall assist the Remarketing Agent in the preparation by the Remarketing Agent, at the Company’s sole expense, of an appropriate amendment or supplement to the Official Statement so that the Official Statement, as amended, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees, at its cost and expense, to amend or supplement the Official Statement with the Remarketing Agent’s assistance whenever requested by the Remarketing Agent when, in the reasonable judgment of the Remarketing Agent, such amendment or supplementation is required in order to offer and sell the Series 2005A Bonds in accordance with federal and any applicable state securities laws.

Section 10. Additional Covenants. The Company will cooperate fully with, and will pay all costs and reasonable expenses incurred by, the Remarketing Agent (a) in obtaining and maintaining a rating on the Series 2005A Bonds by one of the Rating Agencies so long as such a rating is reasonably deemed necessary by the Remarketing Agent in its sole discretion in order to remarket the Series 2005A Bonds at the lowest interest cost to the Company and (b) in the qualification of the Series 2005A Bonds for offering and sale and the determination of the eligibility of the Series 2005A Bonds for investment under the laws of such jurisdictions as the Remarketing Agent shall designate and will use its reasonable best efforts to continue such qualification in effect so long as required for the remarketing of the Series 2005A Bonds by the Remarketing Agent, provided that the Company shall not be required to take any action that would subject it to general service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so subject.

Section 11. Indemnification. The Remarketing Agent, and any member, director, officer, official, employee or agent of the Remarketing Agent, and each person who controls the Remarketing Agent within the meaning of Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”), shall be entitled to all rights and benefits provided to the Underwriter under Section 10 of the Bond Purchase Agreement as if the Indemnified Parties were specifically named therein, subject to any conditions and qualifications thereunder. Subject to any conditions and qualifications under Section 10 of the Bond Purchase Agreement, the Company agrees to indemnify any Indemnified Party for, and to hold it harmless against, any loss, liability, claim (whether or not valid or meritorious), damages, costs or expense (including, without limitation, counsel fees and disbursements) which any Indemnified Party may incur arising out of or in connection with the Indemnified Party’s performance of its obligations pursuant to this Remarketing Agreement or the Indenture, except to the extent caused by the Indemnified Party’s gross negligence, willful misconduct or bad faith.

Section 12. Failures by Purchasers. The Remarketing Agent shall not be liable to the Issuer, the Company or the Bank on account of the failure of any person to whom the Remarketing Agent has remarketed a Series 2005A Bond to pay for such Series 2005A Bond or deliver any document in respect of such remarketing. If there is such a failure, the Remarketing Agent will use its reasonable best efforts to remarket such Series 2005A Bond to a substitute purchaser on the terms set forth herein and in the Indenture.

Section 13. Notices.

(a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver or other communication required or permitted hereunder must be in writing except as expressly provided otherwise.

(b) Except as otherwise provided herein, any notice or other communication shall be sufficiently given and deemed given when (i) delivered by hand, (ii) sent by a nationally recognized overnight courier, (iii) mailed by first-class mail, postage prepaid, or, (iv) unless specifically prohibited under the terms of the Indenture, by telecopy under the provisions of this Remarketing Agreement, addressed to the parties hereto, the Issuer, the Bank, the Trustee or the Fiscal Agent at the addresses specified in Section 12.01(b) of the Indenture.

(c) Each of the parties hereto, the Issuer, the Bank, the Trustee and the Fiscal Agent may, by written notice given hereunder to the others, designate any further or different addresses to which or means by which, subsequent notices, certificates, requests or other communications shall be sent.

Section 14. Governing Law. THIS REMARKETING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

Section 15. Counterparts. This Remarketing Agreement may be executed in two counterparts, each of which shall be an original and both of which, when taken together, shall constitute but one and the same instrument.

Section 16. Binding Effect. This Remarketing Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that the Company may not assign any of its rights or obligations hereunder without the consent of the Remarketing Agent.

Section 17. Termination. This Remarketing Agreement shall terminate (except as to rights to any fees, expenses and costs payable and rights to indemnity or contribution, which shall survive any termination) on the earlier to occur of (a) the removal or resignation of the Remarketing Agent pursuant to Section 6 hereof or (b) payment in full of all of the Series 2005A Bonds.

Section 18. Miscellaneous.

(a) Nothing herein shall be construed to make either party hereto an employee of the other or to establish any fiduciary relationship between the Company and the Remarketing Agent.

(b) This Remarketing Agreement may be amended from time to time only by an instrument in writing executed by both parties hereto.

(c) The headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Remarketing Agreement.

(d) If any one or more of the covenants, provisions or agreements contained in this Remarketing Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of such covenants, provisions and agreements shall in no way affect the validity or effectiveness of the remainder of this Remarketing Agreement, and this Remarketing Agreement shall continue in full force to the fullest extent permitted by law.

(e) All of the representations, warranties and covenants made in this Remarketing Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of either party hereto, (ii) delivery of and any payment for any Series 2005A Bonds hereunder, or (iii) termination or cancellation of this Remarketing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Remarketing Agreement to be duly executed in their respective names by their duly authorized officers as of the day and year first above written.

TEMPUR PRODUCTION USA, INC.

By:	/s/ WILLIAM H. POCHE
Name:	William H. Poche
Title:	Assistant Treasurer

BANC OF AMERICA SECURITIES LLC

By:	/s/ W. JOHN ECKEL, JR.
Name:	W. John Eckel, Jr.
Title:	Principal